Exhibit 99.1
Statement
Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Statement on Federal Aviation Administration 787 Action

CHICAGO, Jan. 16, 2013 - Boeing Chairman, President and CEO Jim McNerney issued the following statement today after the U.S. Federal Aviation Administration (FAA) issued an emergency airworthiness directive that requires U.S. 787 operators to temporarily cease operations and recommends other regulatory agencies to follow suit:
“The safety of passengers and crew members who fly aboard Boeing airplanes is our highest priority.
 “Boeing is committed to supporting the FAA and finding answers as quickly as possible. The company is working around the clock with its customers and the various regulatory and investigative authorities. We will make available the entire resources of The Boeing Company to assist.
“We are confident the 787 is safe and we stand behind its overall integrity.  We will be taking every necessary step in the coming days to assure our customers and the traveling public of the 787's safety and to return the airplanes to service.
 “Boeing deeply regrets the impact that recent events have had on the operating schedules of our customers and the inconvenience to them and their passengers.”

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Contact:
John Dern
Boeing Corporate Offices
312-544-2002

Marc Birtel
Boeing Commercial Airplanes
425-266-5822